Exhibit 10.1

AMENDMENT NO. THREE TO

LOAN AND SECURITY AGREEMENT

This Amendment No. Three to Loan and Security Agreement (this "Amendment"), dated as of December 31, 2004, is entered into by and among the following parties:

(a)        SEITEL, INC., a Delaware corporation (the "Administrative Borrower"), as the agent and attorney in fact for all Borrowers under the Loan Agreement (as hereinafter defined); and

(b)        WELLS FARGO FOOTHILL, INC., a California corporation ("Lender").

REFERENCES:

Reference is made to the Loan and Security Agreement, dated as of April 16, 2004, by and among the Borrowers and Lender (as amended, the "Loan Agreement"), as amended by Amendment No. 1 to Loan and Security Agreement, dated as of June 23, 2004, and by Amendment No. Two to Loan and Security Agreement, dated as of June 29, 2004.

RECITALS:

1.         The Borrowers have requested an amendment to the Loan Agreement in order to modify the financial covenant in Section 7.18(a) of the Loan Agreement, pertaining to Minimum Cash Operating Income.

2.         In response to such request, Lender is willing to amend and modify certain provisions of the Loan Agreement as set forth in, and subject to the terms and conditions of, this Amendment.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.         DEFINITIONS.  All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement.

2.         AMENDMENTS TO LOAN.

            2.1       Additional Definition.  Section 1.1 of the Loan Agreement is amended by adding the following definition in its appropriate alphabetical order:

"Modified COI" means for Borrowers on a consolidated basis (exclusive of amounts attributable to non-U.S. operations), cash revenue (derived primarily from cash library licensing revenue and solutions revenue, as such components of cash revenue are identified, measured, and set forth in the financial statements delivered to Lender pursuant to Section 6.3, below) less cost of sales and selling, general and administrative expenses (in all cases, before depreciation and amortization expense, and further excluding the pre‑petition restructuring charges that were included in selling, general, and administrative expenses in 2003), in each instance, determined in accordance with GAAP.  For purposes of determining Modified COI, the following sources of revenue specifically are excluded:  (i) non‑monetary seismic exchanges, (ii) selections of seismic data, (iii) deferral of revenue, and (iv) seismic data acquisition revenue.

2.2       Minimum Modified Cash Operating Income.  Section 7.18(a) of the Loan Agreement is amended by restating it to read in full, as follows:

"Minimum Modified COI.  Modified COI measured on a calendar quarter‑end basis, of at least Twenty‑Six Million Dollars ($26,000,000.00) for the trailing twelve‑month period ending as of the end of the quarter for which Modified COI is then being measured; provided, that such minimum shall be subject to adjustment with respect to periods ending subsequent to December 31, 2004, by the good faith negotiation of Lender and Borrowers based on then‑current Projections, but if no agreement is reached based on such good faith negotiation, then the minimum shall not be adjusted, and the then‑existing covenant regarding minimum Modified COI will continue to apply."

2.3.      Compliance Certificate.  The form of the Compliance Certificate, which is set forth as Exhibit C-1 to the Loan Agreement is amended by restating Schedule 3 to the Compliance Certificate to read in full, as set forth on Schedule 3 to this Amendment.

3.         CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

3.1.      Signed Amendment.  Lender shall have received this Amendment, duly executed by the Administrative Borrower on behalf of each of the Borrowers, in form and substance acceptable to Lender.

3.2       Amendment Fee.  Lender shall have received an amendment fee, in consideration of this Amendment, in the amount of Fifteen Thousand Dollars ($15,000.00).

4.         REPRESENTATIONS, WARRANTIES, AND ADDITIONAL AGREEMENTS OF THE ADMINISTRATIVE BORROWER.  The Administrative Borrower hereby represents and warrants to, and agrees with, Lender as set forth below.

            4.1.      Authorization and Enforceability.  This Amendment constitutes the valid and binding obligations of the Borrowers, as applicable, enforceable against such parties in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and the application of principles of equity, whether in any action in law or proceeding in equity.

            4.2.      No Consents Required.  Neither the Administrative Borrower nor the Borrowers are required to obtain any consent, approval or authorization from any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Amendment and the transactions contemplated hereby.

            4.3.      Controlling Agreement.  The terms and provisions set forth in this Amendment shall supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly set forth in this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect.  The parties hereto agree that the Loan Agreement shall continue to be legal, valid, binding and enforceable in accordance with its terms (as amended by this Amendment).

            4.4.      Additional Representations and Warranties.  The Administrative Borrower hereby represents and warrants to Lender as follows:

(a)        the execution, delivery and performance of this Amendment and any and all other agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate, partnership and member action on the part of the respective Borrowers;

(b)        the representations and warranties contained in this Amendment and the Loan Agreement are true and correct on and as of the date hereof as though made on and as of such date;

(c)        the execution and delivery of, and performance by, the Administrative Borrower as the agent and attorney in fact for all of the Borrowers and the consummation of the transactions contemplated hereby will not (i) violate any provision of the organizational documents or governing instruments of any Borrower, (ii) violate any judgment, order, ruling, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, any Borrower, or any indenture, agreement or other instrument to which a Borrower is a party, or by which a Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under the Loan Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower pursuant to, any such indenture, agreement or instrument; or (iii) constitute a violation by any Borrower of any law or regulation of any jurisdiction applicable to such Borrower; and

(d)        this Amendment was reviewed by each Borrower, and such Borrower (i) understands fully the terms of this Amendment and the consequences of the issuance hereof, (ii) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment with, such attorneys and other persons as the Borrower may wish, and (iii) has entered into this Amendment of its own free will and accord and without threat or duress.

5.         MISCELLANEOUS.

5.1.      No Waiver.  The Administrative Borrower agrees that nothing contained in this Amendment shall affect or impair the validity or priority of the liens and security interests under any of the Loan Documents.  Lender further reserves all its rights under the Loan Documents except as expressly modified herein.

5.2.      Expenses of Lender.  The Administrative Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Lender's legal counsel.

5.3.      Severability of Provisions.  Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

5.4.      Successors and Assigns.  This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.5.      Section Headings.  Section headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

5.6.      Counterparts; Telefacsimile Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

5.7.      Law Governing.  THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

5.8.      Waiver; Modification.

(a)        No amendment or waiver of any provision of this Amendment or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and, if a specific purpose is set forth in such waiver or consent, for the specific purpose for which it was given.

(b)        No failure by any party to exercise any right, remedy, or option under this Amendment, or delay in exercising the same, will operate as a waiver thereof.  No waiver by any party will be effective unless it is in writing, and then only to the extent specifically stated.  No waiver on any occasion shall affect or diminish any party's rights thereafter to require strict performance on any subsequent occasion of any provision of this Amendment.  The parties' rights under this Amendment will be cumulative and not exclusive of any other right or remedy that the parties may have.

5.9.      Waiver of Jury Trial.  ADMINISTRATIVE BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  ADMINISTRATIVE BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

5.10.    Final Agreement.  THIS AMENDMENT AND THE LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  NEITHER THIS AMENDMENT NOR THE LOAN DOCUMENTS MAY BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

SEITEL, INC., a Delaware corporation, as Administrative Borrower for all Borrowers By: /s/ Robert D. Monson Robert D. Monson, President and Chief Executive Officer
WELLS FARGO FOOTHILL, INC., a California corporation By: /s/ Daniel Morihiro Daniel Morihiro, Vice President